UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TEXXON, INC.
              (Exact name of small business issuer in its charter)

        Oklahoma                                           73-1554122
        --------                                           ----------
(State of incorporation)                              (IRS Employer ID No.)

                             331 East Chilton Drive
                               Chandler, AZ 85225
              (Address of Principal Executive Offices and Zip Code)

              2002 Non-Qualified Stock Option Plan of Texxon, Inc.
                                       and
        Common Stock and Options Issued Pursuant to Consulting Agreements

                                Ronald C. Kaufman
                              Kaufman & Associates
                          624 South Boston, 10th Floor
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463
            (Name, address and telephone number of agent for service)

                                  With Copy To:
                                Ronald C. Kaufman
                              Kaufman & Associates
                          624 South Boston, Suite 1070
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463


                                                                                     Proposed        Proposed
                                                                                      Maximum         Maximum
                                                                        Amount       Offering       Aggregate       Amount of
                                                                         to be      Price per        Offering    Registration
Title of Securities to be Registered                                Registered (4)      Share (2)       Price             Fee (3)
----------------------------------------------------------------  ----------------  ------------  -------------  --------------
Common Stock, $0.001 par value, pursuant to the 2002
Non-Qualified Stock Option Plan of Texxon, Inc..................     5,000,000         $0.14          $700,000          $64.40
Common Stock, $0.001 par value, issued pursuant to consulting
agreements......................................................     1,000,000 (1)     $0.14          $140,000          $12.88
                                                                                                                ---------------
                                                                                                                        $77.28
                                                                                                                ---------------


(1) Represents shares of common stock being offered for sale by selling security holders. These shares were acquired in transactions exempt from registration. See "Selling Security Holders".

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based on the most recent sale of the common stock of Texxon, Inc. at $.14 per share.

(3) Fees are calculated by multiplying the aggregate offering price by .000092 pursuant to Section 6(b) of the Securities Act.

(4) Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
         The document(s) containing the information required in Part I of this registration statement pertaining to shares of our common stock to be issued upon exercise of options under the 2002 Non-Qualified Stock Option Plan of Texxon, Inc. will be sent or given to you as required by Rule 428 under the Securities Act of 1933. Such documents are not being filed with the SEC in accordance with the requirements of Part I of Form S-8, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                   PROSPECTUS

                                  TEXXON, INC.
                             331 East Chilton Drive
                               Chandler, AZ 85225
                                 (480) 926-5508

                                  THE OFFERING

         This prospectus covers the offering and sale of up to 1,000,000 shares of common stock by the Selling Security Holders.

         At such time as the Company is listed on a market or exchange, the Selling Security Holders may sell their common stock from time to time in the over-the-counter market or listed exchange at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of common stock by the Selling Security Holders.

         Our common stock is not currently trading on any market or listed exchange.

         THIS INVESTMENT involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 4 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is January 27, 2003


         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The Selling Security Holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.



                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.........................................................................................3
RISK FACTORS...............................................................................................4
USE OF PROCEEDS............................................................................................8
DETERMINATION OF OFFERING PRICE............................................................................8
PLAN OF DISTRIBUTION.......................................................................................9
DESCRIPTION OF SECURITIES.................................................................................10
INTEREST OF NAMED EXPERTS AND COUNSEL.....................................................................10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................10
AVAILABLE INFORMATION.....................................................................................11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.......................12



                               PROSPECTUS SUMMARY

     Texxon, Inc. (the "Company") was incorporated in Oklahoma on October 6, 1998. The Company has been in the exploration stage since inception and has no operating history other than organizational matters until February of 2001.

     Texxon, Inc. owns the license to a method of platinum recovery from mineralized water sources that recovers platinum with a purity of 95% to 99%, at a cost below the cost of traditional mining. The Company has tested water samples from 6 major sources including the following: sea water (Sea of Cortez, Atlantic Ocean and the Caribbean), river water (Arkansas River in OK) and Well Water (oil well water from Wyoming and several wells in AZ). The company has found that many untreated water sources contain undetectable amounts of platinum. When the recovery process is used with water from these sources, the trace amounts of platinum are removed and concentrated as 95% to 99% pure metal.

     On February 22, 2001, the Company was granted a perpetual license to use a proven method of precious metal extraction that yields approximately 99% pure platinum metal from mineralized water. The precious metal extraction process is the result of over 10 years research and development by the inventor and owner of the process, Russell Twiford.

                                  RISK FACTORS

         You should carefully consider each of the risks and uncertainties described below and all the other information contained in this prospectus before deciding to invest in shares of our common stock. The trading price of our common stock could decline if any of the following risks and uncertainties develop into actual events, and you may lose all or part of the money you paid to buy our common stock.

         This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by use described below and elsewhere in this prospectus.

We Have A Limited Operating History
         We have only been operating since October 1998. Accordingly, we have a limited operating history upon which an evaluation of our performance and prospects can be based. We face all of the risks common to companies in their early stage of development, including:

               -Under Capitalization
               -Cash Shortages
               -An Unproven Business Model
               -A Product in the Development Stage
               -Lack of Revenue, Cashflow, and Earnings to be Self-sustaining

         Our failure to successfully address any of the risks described above will have a material adverse effect on our business, financial condition and on the price of our common stock.

We Expect Future Losses
         As of September 30, 2002, we have lost $784,952 since the date of inception, October 6, 1998. We expect to continue to incur losses until we commence the operation of our production plant. We expect to incur losses during the operation of our pilot plant. There is no assurance that we will be able to develop commercially viable products or to generate net revenue from the sale of our products, or to achieve or maintain profitable operations.

Our Products Are Still In Development
         Texxon has no products or services for sale at this time. The platinum extraction process is still in the process enhancement stage. Platinum has not yet been produced using a continuous process that will be required for profitable operations. We have not submitted to or received environmental approval from regulatory authorities. Permits may be required before we can operate the extraction process in the United States. There is no assurance that the process will be commercially viable or that the regulators will approve the process for use in the U.S.

If We Cannot Generate Adequate, Profitable Sales Of Our Products, We Will Not Be Successful
         In order to succeed as a company, we must develop a commercially viable product and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives. Even if we succeed in developing a commercially viable product, a number of factors may affect future sales of our product. These factors include:

     - The world market price of platinum;
     - Acceptance of the grade of platinum as produced by our technology by manufacturers and other purchasers; and - Whether the cost of our product is competitive in the marketplace.

We Must Raise Additional Funds To Commence Operations
         We require substantial additional working capital to build, equip and commence production after completing pilot plant operations. There is no assurance that the additional capital required will be available to Texxon on acceptable terms when needed, if at all. To the extent that additional financing proves to be unavailable when needed, the Company would, in all likelihood, be compelled to abandon plans of constructing a production facility, and would have minimal capital remaining to pursue other opportunities. The failure by the Company to secure additional financing, if needed, could also have a material adverse effect on the continued development or growth of planned operations. The Company has no arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. Any additional capital may involve substantial dilution to the interests of Texxon's then existing shareholders.

We May Not Be Able To Borrow Funds If Needed
         There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to complete its business plan. However, the limited resources of the Company and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to fund the pilot operations, or to provide funds for an additional infusion of capital into a production facility, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

We Are Unable To Ascertain Risks Relating To The Industry
         The Company has limited experience in the precious metals industry and may not be aware of all the customs, practices and competitors in that industry. The consultants that the Company plans to retain may not have had sufficient experience to enable the Company to completely understand the characteristics of the industry. The Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. An extremely high level of risk frequently characterizes certain industries, which experience rapid growth. Although management will endeavor to evaluate the risks inherent in this particular industry, there can be no assurance that the Company will properly ascertain or assess all such risks.

We May Not Be Able To Market And Distribute Our Products
         Our success depends, in part, on our ability to market and distribute our products effectively. We have no experience in the sale or marketing of precious metals. We have no marketing or distribution capabilities and we will need to retain consultants that have contacts in and understand the precious metals marketplace. We may not be successful in entering into marketing arrangements, whether engaging independent distributors or recruiting, training and retaining a marketing staff and sales force of our own.

Intense Competition Could Harm Our Financial Performance
         There are a number of companies, universities and research organizations actively engaged in research and development of technology that may be similar to the precious metals extraction process that has been licensed by Texxon. Our competitors may have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.

We Do Not Own The Process And Will Not Own Any Improvements
         The precious metals extraction technology is owned by Russell Twiford and licensed to Texxon. Improvements to the process will be owned by Mr. Twiford. The process owner is responsible for recording all parts and specifications of the invention and to cooperate and coordinate with Texxon on any patent filings and to provide copies of material documents relevant to any such filings. The process owner may be unwilling or unable to provide the information required for the protection of the invention.

There May Be Competing Products In The Future
         If competing products are able to generate an increased supply of platinum, the company could suffer the adverse effects of a price decline which may affect the profitability of the company. There is no assurance that competing products will not be developed.

Our Lack Of  Patent Protection Could Adversely Affect Our Ability To Compete
         The precious metal extraction process is not currently covered by any U.S. or foreign patent. If part or all of the process is acquired by others, the Company will not have any patent protection and if patents were filed by others, the Company may be prevented from continuing operations if the extraction process infringes on the patent filed by others.

We Are Dependent Upon The Services Of The Researchers And Our Employees
         The precious metals extraction process has been developed by Russell Twiford. The pilot plant and subsequent production facility will be operated by the officers of the Company under the guidance of Mr. Twiford. The loss of the services of Mr. Twiford and the inability to retain an acceptable substitute could have a material adverse effect on Texxon. The License Agreement with Mr. Twiford continues in effect in perpetuity.

         The Company is dependent upon the services of its officers and consultants. The loss of the services of these key personnel or the inability to retain such experienced personnel could have a material adverse effect on Texxon. The officers of Texxon have entered into employee agreements with the Company that provide for automatic two-year renewals after the expiration of the initial term, August 1, 2002. The company does not currently maintain key man insurance on the officers of the company.

Concentration Of Stock Ownership
         Our officers, consultants and our key employees own a substantial number of shares of the outstanding common stock. The joint venture agreement provides that Texxon must exercise the right to acquire PGM within 30 days after the end of the first fiscal year of profitable operations. Texxon will exercise the right to acquire PGM. The Joint Venture Agreement requires the issuance of up to 12,000,000 shares pursuant to the acquisition of PGM Corporation. Accordingly, these groups of shareholders, and potential shareholders, exercise substantial influence over our business and the election of members to the Board of Directors. If the acquisition of PGM occurs, the shareholders of PGM may impose conditions that would have a negative impact on the operations of the Company.

Unanticipated Obstacles to Execution of the Business Plan
         The Company's business plans may change significantly. Many of the Company's potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management reserves the right to make significant modifications to the Company's stated strategies depending on future events.

Protection for Proprietary Rights; Reliance on Trade Secrets
         In certain cases, for example exact timing, operating temperatures or measurements, where the disclosure of this or similar information required to obtain a patent would divulge proprietary data, the Company may choose not to patent parts of the proprietary technology and processes which the Company has developed or may develop in the future and rely on trade secrets to protect the proprietary technology and processes. The protection of proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company may also be subject to claims by other parties with regard to the use of technology information and data which may be deemed proprietary to others.

Broker - Dealer Sales of Shares
         The Company's Common Stock is not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market. The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years. The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders. The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

         There is no trading market for our common stock and there is no assurance that a trading market will ever be established, developed or maintained. Even if our common stock is approved for trading over-the-counter, we will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker's commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. These "penny stock rules," therefore, may make it difficult, if not impossible, to sell your shares.

Offering Price
         The price of the Shares offered has been arbitrarily established by Texxon, Inc., considering such matters as the state of the Company's business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to Texxon, Inc.

Projections:  Forward Looking Information
         Management has prepared projections regarding Texxon, Inc.'s anticipated financial performance. The Company's projections are hypothetical and based upon the historical financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business of Texxon, Inc. The projections are based on Management's best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by Texxon, Inc.'s independent accountants. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management's control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into Texxon, Inc.'s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company's business. While Management believes that the projections accurately reflect possible future results of Texxon, Inc.'s operations, those results cannot be guaranteed.

Limited Experience Of Management And Potential Conflicts Of Interest
         The officers and consultants of Texxon have had limited experience in the precious metals industry. In addition, the consultants retained by the Company are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest. The company may suffer damage if the consultants are involved with other companies that are pursuing the development of a similar technology and inadvertently or intentionally disclose proprietary information to these companies. The Articles of Incorporation and the bylaws of the company do not provide for the resolution of conflicts of interest, however the agreements with the inventor and consultant provide for arbitration of disputes. If a conflict of interest develops, the Company will seek resolution by arbitration. Management estimates that not more than 50% of the consultants' time will be devoted to Texxon's activities.

There Is Limited Likelihood Of A Regular Trading Market For The Common Stock
         A public market for the common stock does not exist and there can be no assurance that one will ever develop, or if developed, will continue. Creation of a public market for the common stock depends on, (i) acceptance of the Company on an exchange or interdealer quotation system, (ii) filing of a Form 15c211 with NASDAQ for trading on the bulletin board, or (iii) registration of the shares through a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"). Such actions may be costly and difficult and could potentially fail. If so, it would substantially hinder the liquidity of the common stock. If no market develops, it may be difficult or impossible for the holders of the common stock to sell their securities if they should desire to do so. In addition, there are substantial restrictions on the sale or transfer of common stock imposed by federal and state security laws, if the shares of common stock of the Company are not registered through a registration statement. If the shares are registered, there are no assurances that a regular trading market will develop for any of the common stock and that, if developed, any such market will be sustained.

Going Concern
         We are an Exploration stage company with no revenues. We will not have revenues until such time as a commercially viable production facility is developed. Until then, development efforts will depend upon our ability to raise sufficient operating capital. If such capital is not raised, we will not be able to continue as a going concern.
         .

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the Selling Security Holders.


                         DETERMINATION OF OFFERING PRICE

         At such time as the Company is listed on a market or exchange, the Selling Security Holders may sell their common stock from time to time in the over-the-counter market or listed exchange at the prevailing market price The offering price of the securities for registration fee purposes was calculated based on the most recent sale of the Company's common stock at $14. per share and was not computed based on the assets, historical operating performance or other conventional means and should not be construed to indicate any relationship thereto.

                            SELLING SECURITY HOLDERS

     The shares being offered by the Selling Security Holder's were acquired by them pursuant to consulting agreements. The following table and discussion sets forth certain information with respect to the selling security holders.




                                                                      Shares of
                                                                      Common       Percent
                        Relationship   Shares of                      Stock        Of Shares
                        with Company   Common Stock   Number of       Owned        Owned
Selling Security        during past    Owned Before   Shares          After This   After
Holder                  three years    This Offering  Offered (1)     Offering     Offering
----------------------- -------------- -------------- --------------- ------------ -----------
Consultants as a group  Consultant           785,714         785,714       0           0
Robert Yoe, Jr.         Director             214,286         214,286       0           0
                                       -------------- --------------- ------------ -----------
Total                                      1,000,000       1,000,000       0           0


(1) Assumes all common shares are sold pursuant to this offering. Selling shareholder, however, may choose to sell only a portion or none of his shares of common stock. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock.


                              PLAN OF DISTRIBUTION

         We are registering securities on behalf of the Selling Security Holders. All costs, expenses and fees in connection with the registration of such securities will be paid by us. We estimate such costs, expenses and fees to be $2,500. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be paid by the Selling Security Holders.

         The Selling Security Holder's may sell up to 1,000,000 shares of common stock from time to time. Each Selling Security Holder may sell his shares (1) in market transactions at such time as the Company's common stock commences trading on a listed exchange or market , to a broker-dealer, including a market maker, who purchases the shares for its own account, in private transactions, or by gift. Each Selling Security Holder may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

         The decision to sell any securities is within the discretion of the Selling Security Holder. Each is free to offer and sell his securities at times, in a manner and at prices as he determines.

         Each Selling Security Holder may sell the shares at a negotiated price or at the market price or both. He may sell his shares directly to a purchaser or he may use a broker. If a broker is used, the Selling Security Holder may pay a brokerage fee or commission or he may sell the shares to the broker at a discount from the market price. The purchaser of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by the Selling Security Holders for the sale of any of their shares.

         Each Selling Security Holder and broker-dealers, if any, acting in connection with sales by the Selling Security Holder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         We have advised the selling shareholder that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to his sales in the market. We have furnished the Selling Security Holders with a copy of regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

                            DESCRIPTION OF SECURITIES

         Texxon is authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share, of which 14,970,570 shares were issued and outstanding prior to this offering. Texxon is also authorized to issue up to 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which there are no shares are outstanding. There is no present intent to issue any Preferred Stock.

         Voting Rights. Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election for the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding share of Common Stock may take action by written consent without a meeting.

         Dividend Rights. Holders of record of shares of common stock are entitled to receive dividends which and if declared by the Board of Directors. To date, Texxon has not paid cash dividends on its common stock. Holders of common stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available for dividends. Texxon intends to retain any earnings from the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Texxon's financial condition and such other factors as the Board of Directors may consider.

         Liquidation Rights. Upon any liquidation, dissolution or winding up of Texxon, holders of share of common stock are entitled to receive pro rata all of the assets of Texxon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Texxon's preferred stock.

         Preemptive Rights. Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Texxon.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934

     1. Our Form 10-QSB for the period ended March31, 2002 and filed with the SEC on May 15, 2002.

     2. Our Amended Form 10-QSB for the period ended June 30, 2002 and filed with the SEC on November 1, 2002

     3. Our Form 10-QSB for the period ended September 31, 2002 and filed with the SEC on November 13, 2002.

     4. Our Amended Registration Statement on Form 10-SB filed with the SEC November 1, 2002.



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

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the statement.

         If we file any document with the SEC that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

         We will provide a copy of the documents referred to above without charge if you request the information from us. You should contact Gifford M. Mabie III, President, Texxon, Inc., 331 East Chilton Drive, Chandler, AZ 85225, telephone (480) 926-5508, if you wish to receive any of such material.

                              AVAILABLE INFORMATION

         We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You can review such information at the SEC's website, www.sec.gov.

         You may also read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         We furnish our shareholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

         You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.




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



DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

          (1) Our Form 10-QSB for the period ended March31, 2002 and filed with the SEC on May 15, 2002.

          (2) Our Amended Form 10-QSB for the period ended June 30, 2002 and filed with the SEC on November 1, 2002

          (3) Our Form 10-QSB for the period ended September 30, 2002 and filed with the SEC on November 13, 2002.

          (4) Our Amended Registration Statement on Form 10-SB filed with the SEC November 1, 2002.

         Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

         Not applicable.

Item     5. Interests of Named Experts and Counsel. None.

Item     6. Indemnification of Officers and Directors.
         Our Certificate of Incorporation and Bylaws provide for indemnification to the full extent permitted by Oklahoma law of all persons we have the power to indemnify under Oklahoma law. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. The indemnification provisions of our Certificate of Incorporation and Bylaws may reduce the likelihood of derivative litigation against our directors and officers for breach of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our stockholders.

         We have entered into separate written indemnification agreements with our officers, directors, consultants and others. These agreements provide that we will indemnify each person for acts committed in their capacities and for virtually all other claims for which a contractual indemnity might be enforceable.

Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

  Exhibit Number   Description of Exhibit
  --------------   ---------------------------------------------------
       4.1         2002 Non-Qualified Stock Option Plan of Texxon, Inc.

       5.1         Opinion of Kaufman & Associates

       23.1        Consent of Rodefer Moss & Co, PLLC

       23.2        Consent of Kaufman & Associates (included in Exhibit 5.1)

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Oklahoma, on this 27th day of January, 2003.

                                     TEXXON, INC.


                                     By:  /s/ Gifford M. Mabie III
                                     -----------------------------
                                     Gifford M. Mabie III
                                     Chief Executive Officer




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